               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
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                      Exchange Act of 1934
                        (Amendment No.  )
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     240.14a-12

                      THE PITTSTON COMPANY
..................................................................
     (Name of Registrant as Specified In Its Charter)


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[PITTSTON LOGO]                                        The Pittston Company
                                                       1801 Bayberry Court
                                                       P.O. Box 18100
                                                       Richmond, VA 23226-8100

MICHAEL T. DAN
Chairman,
President and Chief Executive Officer

                                                                  March 29, 2002

To Our Shareholders:

    You are cordially invited to attend the annual meeting of shareholders of The Pittston Company to be held at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Station, New York, New York, on Friday, May 3, 2002, at 1:00 p.m., local time.

    You will be asked to: (i) elect one director for a term of one year, one director for a term of two years and three directors for a term of three years; and (ii) approve independent public accountants for 2002.

    It is important that you vote, and you are urged to complete, sign, date and return the enclosed proxy in the envelope provided.

    We appreciate your prompt response and cooperation.

                                           Sincerely,


                                           /s/ Michael Dan

                                 [PITTSTON LOGO]

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 2002

                               -------------------

    Notice Is Hereby Given that the annual meeting of shareholders of THE PITTSTON COMPANY will be held on May 3, 2002, at 1:00 p.m., local time, at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Station, New York, New York, for the following purposes:

    1. To elect one director for a term expiring in 2003, one director for a term expiring in 2004 and three directors for a term expiring in 2005.

    2. To approve the selection of KPMG LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year 2002.

    3. To transact such other business as may properly come before the meeting or any adjournment.

    The close of business on March 11, 2002, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

    If you do not expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                               Austin F. Reed
                                               Secretary

March 29, 2002

    The Annual Report to Shareholders, including financial statements, is being mailed to shareholders, together with these proxy materials, commencing on or about March 29, 2002.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                              THE PITTSTON COMPANY

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Pittston Company (the 'Company') of proxies from holders of Pittston Common Stock (as defined below), to be voted at the annual meeting of shareholders to be held on May 3, 2002, at 1:00 p.m., local time, at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Station, New York, New York (and at any adjournment thereof), for the purposes set forth in the accompanying notice of such meeting.

    On January 14, 2000, the Company completed an exchange (the 'Exchange') of its Pittston BAX Group Common Stock ('BAX Stock'), par value $1.00 per share and Pittston Minerals Group Common Stock ('Minerals Stock'), par value $1.00 per share, into Pittston Brink's Group Common Stock ('Brink's Stock'), at exchange ratios of .4848 share of Brink's Stock for each share of BAX Stock and .0817 share of Brink's Stock for each share of Minerals Stock. The remaining class, Brink's Stock (hereinafter referred to as 'Pittston Common Stock'), now constitutes the Company's only class of common stock and continues to trade on the New York Stock Exchange under the symbol 'PZB.'

    The close of business on March 11, 2002, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. On
March 11, 2002, the Company had outstanding 54,267,677 shares of Pittston Common Stock, the holders thereof being entitled to one vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting.

    This Proxy Statement and the accompanying form of proxy and Annual Report to Shareholders are being mailed to shareholders commencing on or about
March 29, 2002. The address of the principal executive office of the Company is 1801 Bayberry Court, P. O. Box 18100, Richmond, VA 23226-8100.

    The election of directors and the selection of independent public accountants are the only matters that the Board of Directors knows will be presented for consideration at the annual meeting. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

    The Company's bylaws provide that the chairman of the annual meeting will determine the order of business at the annual meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting will not be transacted.

    The shares of Pittston Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Pittston Common Stock will be voted in accordance with the specification so made.

    The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

    Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company's transfer agent, EquiServe Trust Company, N.A.

                              CORPORATE GOVERNANCE

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, exercising their good faith business judgment of the best interests of the Company. Members of the Board are kept informed of the Company's business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers and members of management. During 2001, the Board met seven times.

    The Audit and Ethics Committee (the 'Audit Committee') recommends to the Board the selection by the shareholders at their annual meeting of a firm of independent public accountants, confers with the Company's independent public accountants to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit, and meets with the independent public accountants and with appropriate Company financial personnel and internal auditors regarding the Company's internal controls, practices and procedures. The Audit Committee also oversees the Company's legal and business ethics compliance programs. During 2001, the Board examined the composition of the Audit Committee and found the members to meet the independence requirements of the New York Stock Exchange. The Audit Committee currently consists of Mr. Gross, as Chairman, Mrs. Alewine and Messrs. Breslawsky, Craig, Grinstein and Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Audit Committee met five times during 2001.

    The Compensation and Benefits Committee (the 'Compensation Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation and the terms and conditions of employment of senior executives and other key employees of the Company, in addition to oversight of the Company's stock option plans for employees and similar plans which may be maintained from time to time by the Company. The Compensation Committee currently consists of Mr. Ackerman, as Chairman, and Messrs. Barker, Grinstein and Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Compensation Committee met four times during 2001.

    The Corporate Governance and Nominating Committee (the 'Corporate Governance Committee'), recommends to the Board nominees for election as directors and as senior executive officers of the Company, as well as reviewing the performance of incumbent directors in determining whether to recommend them to the Board for renomination. The Corporate Governance Committee currently consists of Mr. Broadhead, as Chairman, Mrs. Alewine and Messrs. Ackerman, Barker, Craig and Gross, none of whom is an officer or employee of the Company or any of its subsidiaries. The Corporate Governance Committee met four times during 2001. For information concerning procedures to be followed for submitting names of nominees for consideration by the Corporate Governance Committee, see 'Other Information -- Shareholder Proposals.'

    The Finance Committee recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, including those relating to matters that may affect the financial strength of the Company. The Finance Committee currently consists of Mr. Barker, as Chairman, Mrs. Alewine and Messrs. Ackerman, Breslawsky and Broadhead, none of whom is an officer or employee of the Company or any of its subsidiaries. The Finance Committee met four times during 2001.

    The Pension Committee is responsible for the oversight of the Company's Pension-Retirement Plan and Savings-Investment Plan and any similar plans which may be maintained from time to time by the Company. The Pension Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Pension Committee has authority to adopt amendments to the Company's Pension-Retirement Plan, Pension Equalization Plan and Savings-Investment Plan. In carrying out these responsibilities, the Pension Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Company's Administrative Committee, as well as outside experts retained in connection with the administration of those plans. The Pension Committee currently consists of Mr. Craig, as Chairman, and Messrs. Breslawsky, Broadhead, Grinstein, Gross and Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Pension Committee met four times during 2001.

    The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Dan, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. The Executive Committee held no meetings in 2001.

    During 2001, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served, and the average attendance at all meetings was approximately 97%.

COMPENSATION OF DIRECTORS

    Each non-employee director is paid an annual retainer fee of $28,500, an attendance fee of $1,200 per day for each meeting of the Board and of each committee of the Board, and a fee of $1,200 per day for rendering any special services to the Company at the request of the Chairman of the Board. Each Committee chairman receives an additional annual fee of $3,300. A director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase and Co., as of the end of the previous calendar quarter.

    Under the terms of the Company's Directors' Stock Accumulation Plan (the 'Directors' Stock Accumulation Plan'), each non-employee director receives as of June 1 of each year, an allocation of Units representing shares of Pittston Common Stock (the 'Units') equal to (a) 50% of the annual retainer in effect on such June 1 if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the stock price for such date. In addition, under the Directors' Stock Accumulation Plan, additional Units are credited to participants' accounts in respect of cash dividends paid on the Pittston Common Stock based upon the Directors' Stock Accumulation Plan's formula for accrual. Upon a participant's termination of service, the distribution of shares of Pittston Common Stock equal to the number of Units allocated to such director's account will be made in a single lump sum distribution unless the participant elects at least 12 months before his or her termination to receive equal annual installments (not more than 10) commencing on the first day of the month next following his or her termination of service. The following table sets forth information concerning the number of Units credited during 2001 to each participant standing for election or continuing as a director:

                                                               2001 UNITS
                                                                CREDITED
                                                                --------
Roger G. Ackerman...........................................     313.04
Betty C. Alewine............................................     597.09
James R. Barker.............................................     317.39
Marc C. Breslawsky..........................................     599.99
James L. Broadhead..........................................     315.73
William F. Craig............................................     319.18
Gerald Grinstein............................................     599.99
Ronald M. Gross.............................................     613.84
Carl S. Sloane..............................................     601.60
All Non-Employee Nominees and Continuing Directors as a
  Group (9 persons).........................................   4,277.85

    Under the Non-Employee Directors' Stock Option Plan (the 'Non-Employee Directors' Stock Option Plan'), automatic annual grants of options are made for 2,517 shares of Pittston Common Stock at 100% of fair market value on the date of grant to each non-employee director on each July 1 so long as the Non-Employee Directors' Stock Option Plan remains in effect. Each option granted annually will become exercisable six months from the date of grant. Each option granted under the Non-Employee Directors' Stock Option Plan constitutes a nonqualified stock option under the Internal Revenue Code of 1986, as amended (the 'Code'), and terminates no later than ten years from the date of grant. The Non-Employee Directors' Stock Option Plan expires May 11, 2008. The options are nontransferable otherwise than by will or the laws of descent and distribution except that options may be transferable to immediate family members (or trusts therefor) of an optionee.

    Under the Directors' Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director's death. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director's recommendations to eligible educational institutions and charitable organizations. Each of the Company's directors currently participates in the Directors' Charitable Award Program. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. Premiums paid in 2001 in respect of such policies totaled in aggregate approximately $532,000.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation of the Chief Executive Officer and the other four highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                              --------------------------------------   ---------------------------
                                                                          SECURITES UNDERLYING
                                                                                 OPTIONS
      NAME AND                                        OTHER ANNUAL     ---------------------------      ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY(a)   BONUS(b)   COMPENSATION(c)   BRINK'S    BAX     MINERALS   COMPENSATION(d)
 ------------------    ----   ---------   --------   ---------------   -------    ---     --------   ---------------
M. T. Dan              2001   $832,692   $318,750        $  --         170,000                           $12,776
 Chairman, President   2000    699,038    262,500           --         200,000                            11,596
 and Chief Executive   1999    650,000    500,000           --         100,000   83,000    30,000          6,945
 Officer
R. T. Ritter           2001    322,692    150,000           --          40,000                            11,654
 Vice President and    2000    303,000    125,000           --          30,000                            10,863
 Chief Financial       1999    280,833    150,000         20,725        20,000   20,000     7,500          5,919
 Officer
A. F. Reed             2001    298,523    110,000           --          30,000                            10,581
 Vice President,       2000    284,500    100,000           --          25,000                            10,729
 General Counsel       1999    273,300    120,000           --          15,000   20,000     7,500          5,902
 and Secretary
F. T. Lennon           2001    297,523    110,000           --          30,000                            11,756
 Vice President --     2000    283,231    100,000           --          25,000                            10,724
 Human Resources       1999    270,833    125,000          8,797        15,000   20,000     7,500          5,880
 and Administration
J. B. Hartough         2001    233,031     80,000           --          20,000                            10,401
 Vice President --     2000    229,800     70,000           --          12,500                            10,280
 Corporate Finance     1999    222,800     75,000           --          10,000    5,000     2,000          5,545
 and Treasurer

---------

(a) Salaries before compensation reduction payments under the Savings-Investment Plan and the Deferral of Salary and Supplemental Savings Plan portions of the Company's Key Employees' Deferred Compensation Program.

    In addition, as of January 1, 2002, the participant's account was credited with additional Common Stock Units in respect of cash dividends paid on Pittston Common Stock during 2001 based upon the formula for accrual in the Deferred Compensation Program. The following table sets forth the amount of 2001 salary deferred under the Deferred Compensation Program by each of the executive officers named above and the number of Common Stock Units credited to his account (including matching contributions and cash dividends) in respect of salary paid in 2001:

                                       2001 COMPENSATION   COMMON STOCK
                                           DEFERRED           UNITS
                                           --------           -----
Mr. Dan                                    $166,769          7,969.32
Mr. Ritter                                   96,854          4,628.48
Mr. Reed                                     59,705          2,853.18
Mr. Lennon                                   74,381          3,554.47
Mr. Hartough                                 46,606          2,227.22

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Pittston Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of salary pursuant to the Deferral of Salary portion of the Program (including related dividends, but not matching contributions) may not be less than the aggregate amount of the salary deferred pursuant to the Deferral of Salary portion of the Program and the related dividends in respect of which such Common Stock Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(b) Annual incentive payments under the Company's Key Employees Incentive Plan. Under the Company's Key Employees' Deferred Compensation Program, participants are permitted to defer up to 100% of their cash incentive payment for 2001 and receive a Company-matching contribution with respect to the amount so deferred but not in excess of 10% of the cash incentive payment, which amounts were, as of January 1, 2002, converted into Common Stock Units in accordance with the formula for conversion in the Deferred Compensation Program. In addition, dividend credits of Common Stock Units were made to the participant's account in respect of cash dividends paid on Pittston Common Stock during 2001. The following table sets forth the aggregate amount of incentive compensation for 2001 deferred under the Deferred Compensation Program, including Company-matching contributions, by each of the executive officers named above and the number of Common Stock Units credited to his account (including in respect of cash dividends) as of January 1, 2002:

                                                BONUS     COMMON STOCK
                                               DEFERRED      UNITS
                                               --------      -----
Mr. Dan                                        $127,500     5,998.22
Mr. Ritter                                       45,000     2,075.52
Mr. Reed                                         22,000     1,032.54
Mr. Lennon                                       66,000     3,079.65
Mr. Hartough                                     16,000       764.35

    Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Pittston Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of cash incentive payments (including related dividends, but not matching contributions) may not be less than the aggregate amount of the cash incentive payment deferred and the related dividends in respect of which such Common Stock Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(c) Amounts shown reflect tax gross-up payments made to compensate the executive officer for incremental federal and state income tax liability resulting from relocation payments made in the years shown.

(d) The Company made matching contributions under the Savings-Investment Plan in 2001 in the amount of $8,500 for each of Messrs. Dan, Ritter, Reed, Lennon and Hartough.

    In 2001, the Company paid life insurance premiums under the Executive Salary Continuation Plan in the amount of $4,276 for Mr. Dan; $3,154 for Mr. Ritter; $2,081 for Mr. Reed; $3,256 for Mr. Lennon; and $1,901 for Mr. Hartough. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee's annual salary payable in ten equal annual installments to the employee's spouse or other designated beneficiary.

STOCK OPTIONS

    The following table sets forth information concerning nonqualified stock options granted under the Company's 1988 Stock Option Plan on July 12, 2001, to the Chief Executive Officer and the other officers named in the Summary Compensation Table. Such options will (i) become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the date of grant; (ii) have purchase prices per share equal to 100% of the fair market value of the Pittston Common Stock on the date of grant, rounded up to the next higher cent; and (iii) expire on July 12, 2007. No Stock Appreciation Rights were granted in 2001 to the named executive officers.

                             OPTION GRANTS IN 2001

                               INDIVIDUAL GRANTS

                                           NUMBER OF     PERCENT OF
                                           SECURITIES   TOTAL OPTIONS
                                           UNDERLYING    GRANTED TO       EXERCISE                   GRANT DATE
                                            OPTIONS     EMPLOYEES IN        PRICE       EXPIRATION    PRESENT
NAME                                        GRANTED         2001          PER SHARE        DATE       VALUE(a)
----                                        -------         ----          ---------        ----       --------
M. T. Dan................................   170,000        14.59%          $21.60        7/12/07     $1,483,683
R. T. Ritter.............................    40,000         3.43%          $21.60        7/12/07        349,102
A. F. Reed...............................    30,000         2.58%          $21.60        7/12/07        261,827
F. T. Lennon.............................    30,000         2.58%          $21.60        7/12/07        261,827
J. B. Hartough...........................    20,000         1.72%          $21.60        7/12/07        174,551

---------

(a) Based on the Black-Scholes option-pricing model and the following assumptions: (i) projected annual dividend yield of 0.48% for Pittston Common Stock; (ii) expected volatility of 38.12%; (iii) a risk-free rate of return of 4.81%; and (iv) all options are exercised on the expiration date. All values vest at 33% per annum until fully vested. The actual value an executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Grant Date Present Value column will actually be realized. No gain to an executive officer is possible without an appreciation in stock value, which will benefit all shareholders commensurately.

    The following table sets forth information concerning the exercise of options during 2001 and unexercised options held at the end of such year.

                      AGGREGATED OPTION EXERCISES IN 2001
                           AND YEAR-END OPTION VALUES

                                 STOCK OPTIONS

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                          NUMBER OF                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                           SHARES                         DECEMBER 31, 2001             DECEMBER 31, 2001
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      --------      --------     -----------   -------------   -----------   -------------
M. T. Dan..............    64,485      $253,996.61     328,215        346,533       $559,187      $1,035,684
R. T. Ritter...........                                 46,046         70,102       $ 98,036      $  192,868
A. F. Reed.............    11,281      $ 43,327.81      80,704         55,102       $ 84,058      $  160,396
F. T. Lennon...........    19,651      $ 88,995.55      89,870         55,102       $ 93,248      $  160,396
J. B. Hartough.........    16,275      $ 60,675.27      72,182         32,528       $ 47,706      $   80,690

PENSION-RETIREMENT PLAN

    The Company maintains a noncontributory Pension-Retirement Plan (the 'Pension Plan') covering, generally, full-time employees of the Company and participating subsidiaries who are not covered by a collective bargaining agreement. Accrued benefits under the Pension Plan are vested upon employees' completion of five years of Vesting Service (as defined in the Pension Plan). The Code limits the amount of pensions which may be paid under federal income tax qualified plans. The Board of Directors adopted a Pension Equalization Plan (the 'Equalization Plan') under which the Company will make additional payments so that the total amount received by each such person affected by the Code limitations is the same as would have otherwise been received under the Pension Plan. The

Company has reserved the right to terminate or amend the Pension Plan and the Equalization Plan at any time.

    Effective December 1, 1997, the Equalization Plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum. By September 30, 2002, or if earlier, upon a Change in Control (as defined in the Equalization Plan), the Company is required to contribute amounts in cash to a trust established between the Company and The Chase Manhattan Bank. Such amounts are designed to be sufficient to provide the benefits to which (a) participants under the Equalization Plan and (b) retirees covered under certain employment contracts, are entitled pursuant to the terms of the Equalization Plan and such employment contracts. The assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

    The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension Plan and Equalization Plan to officers and other eligible employees in various classifications as to Average Salary and years of Benefit Accrual Service (as defined in the Pension Plan).

                               PENSION PLAN TABLE

                                      ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY       PAYABLE BASED ON BENEFIT ACCRUAL SERVICE OF:
  DURING 36 MONTHS      ----------------------------------------------------
   OF HIGHEST PAY       10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
---------------------   --------   --------   --------   --------   --------
     $  200,000         $ 42,000   $ 63,000   $ 84,000   $105,000   $115,000
        300,000           63,000     94,500    126,000    157,500    172,500
        500,000          105,000    157,500    210,000    262,500    287,500
        700,000          147,000    220,500    294,000    367,500    402,500
        900,000          189,000    283,500    378,000    472,500    517,500
      1,000,000          210,000    315,000    420,000    525,000    575,000
      1,200,000          252,000    378,000    504,000    630,000    690,000
      1,300,000          273,000    409,500    546,000    682,500    747,500

Such amounts are based on the assumption that the employee will be in the Company's employ until normal retirement date (age 65), that the Pension Plan and Equalization Plan will continue in effect without change and that payments will be made on a straight life annuity basis. The Pension Plan and Equalization Plan give effect to the full amount of earnings shown under the salary and bonus columns of the Summary Compensation Table. At December 31, 2001, the executive officers named in such Table had been credited under the Pension Plan with the following years of Benefit Accrual Service: Mr. Dan, 20 years; Mr. Lennon, 25 years; Mr. Hartough, 15 years; Mr. Reed, 15 years; and Mr. Ritter, 4 years. The table does not reflect reductions on account of the Social Security taxable wage base.

EMPLOYMENT AGREEMENTS

    As of May 4, 1998, the Company entered into an employment agreement with Mr. Dan which, as amended as of March 8, 2002, provides him with, among other things, a minimum annual salary of $884,000 for a period ending March 31, 2007, in exchange for his services as President and Chief Executive Officer of the Company. The agreement also provides certain benefits and obligations in the event of a termination of his services during the contract term, including a lump-sum cash payment equal to (i) his annual salary, as in effect immediately prior to such termination, multiplied by three plus (ii) the bonus, if any, paid to him in respect of the immediately preceding fiscal year multiplied by three, plus (iii) a sum reflecting the economic equivalent of certain employee benefit programs.

CHANGE IN CONTROL ARRANGEMENTS

    In 1997 and 1998, the Company entered into change in control agreements with Messrs. Hartough, Lennon, Reed and Ritter. Pursuant to these agreements, in the event Messrs. Hartough, Lennon, Reed or Ritter are terminated by the Company without cause (as defined in their respective agreements) or quit for good reason (as defined in their respective agreements) within three years following a Change in Control (as defined in their respective agreements), the terminated executive will be entitled, in addition to other benefits, to a lump-sum cash payment equal to (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination) plus (ii) three times the sum of his annual base salary and annual bonus.

SEVERANCE AGREEMENTS

    In 1997 and 1998, the Company entered into severance agreements with Messrs. Hartough, Lennon, Reed and Ritter which provide that if the executive is terminated by the Company other than for cause (as defined in such agreements) or he quits for good reason (as defined in such agreements), the terminated executive shall be entitled to receive (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination), (ii) two times the sum of his annual salary and annual bonus and (iii) previously deferred compensation and related matching contributions (whether or not vested). If such termination occurs after a 'Disposition Date', the multiplier in clause (ii) in the preceding sentence shall be three. A Disposition Date is generally the earliest of (i) the sale, lease or other transfer to an entity unaffiliated with the Company of greater than fifty percent (50%) of the assets or shares of Brink's, Incorporated; Brink's Home Security, Inc.; Pittston Coal Company; BAX Global Inc. or Pittston Mineral Ventures Company, (ii) the date of the first public announcement of such disposition, or (iii) a Change in Control (as defined in such agreements).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

    The Compensation Committee is responsible for establishing and reviewing policies governing salaries, incentive compensation, and the terms and conditions of employment of senior executive officers and other key employees of the Company. The policies of the Compensation Committee applicable to the compensation of executive officers are described below.

    The Compensation Committee has established an overall compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Recognizing the desirability of tying the compensation of executive officers to performance and of aligning their interests closely to the long-term interests of the Company and its shareholders, the Compensation Committee has determined that a significant part of the compensation of executive officers will be paid in the form of incentive payments under the Key Employees Incentive Plan ('KEIP') and the Management Performance Improvement Plan ('MPIP'), as well as stock option grants.

    The Compensation Committee has from time to time engaged recognized consultants in the executive compensation field to review and confirm the appropriateness of the Company's salary, annual bonus and long-term incentive programs for executive officers. Cash compensation is paid to executive officers, including the Chief Executive Officer (the 'CEO'), in the form of salaries targeted at or near the 50th percentile, and annual incentive payments under the KEIP. In collaboration with these consultants, the Compensation Committee has developed a policy to make available to executive officers annual incentive payments based on individual and Company performance which, when coupled with salary, provide executive officers the opportunity to earn annual cash compensation above the 50th percentile for comparable positions in companies of similar size across all industries from which the Company seeks to attract executive officers.

    The Compensation Committee periodically reviews the salaries of executive officers in light of competitive standards and the Compensation Committee's evaluation of their individual performance and makes such adjustments as are appropriate. Each year the Compensation Committee sets target cash incentive awards for executive officers under the KEIP. Such target incentives are indicative of the incentive payment that an executive officer might expect to receive for such year based generally on a strong performance by the individual executive officer in achieving established individual objectives, by his or her operating or staff unit, and the overall performance of the Company. For purposes of determining actual awards under such guidelines, individual performance is given a weight factor of 50%, and unit and Company performance are each given weight factors of 25%.

    For 2001, the CEO had a target cash incentive award under the KEIP of 100% of salary. Based on the KEIP guidelines, the CEO's actual award could have ranged from 0 to 200% of salary, depending on his performance rating and that of the Company as determined by the Compensation Committee and approved by the Board. The Compensation Committee recommended and the Board approved an annual incentive payment of $318,750 or 38.3% of salary for the CEO and annual incentive payments for the other executive officers for 2001 after considering the following quantitative and qualitative measures of the Company's performance in 2001: (i) revenues, earnings and cash flow on a consolidated basis;
(ii) revenues, operating earnings and cash flow of each business unit;
(iii) the employee safety performance of each unit; and (iv) changes in shareholder value as measured by the market capitalization of the Company. The Compensation Committee also took into account as additional factors and criteria: pricing and market conditions affecting each business unit; the effect of the economy on such businesses; comparative performance of the Company's competitors; productivity and cost containment measures successfully carried out; progress of management development and employee relations efforts; the quality of strategic planning, and communications with external constituencies.

    The Compensation Committee's evaluation of the CEO's and the other executive officers' performance was based not only on the measures of the Company's performance and the other factors and criteria described above but also on the Compensation Committee's good faith business judgment of their performance as it related both as to results in 2001 and the long-term positioning of the Company. The Compensation Committee did not attach specific weights to the foregoing factors.

    In 2001, the Compensation Committee made stock option grants to the executive officers of the Company totaling 290,000 shares of Pittston Common Stock, including a grant to the CEO of 170,000 shares of Pittston Common Stock. The Compensation Committee's intent in making these grants is to further align the interests of management and shareholders. Because the 2001 stock options were granted with exercise prices equal to 100% of market value on the date of grant, executive officers will benefit from such stock option grants only to the extent the stock price of the Pittston Common Stock appreciates above the exercise price. In addition, since such options generally 'vest' only after periods ranging from one to three years from the date of grant, they enhance the ability of the Company to retain executive officers while encouraging such officers to take a longer-term view in their decisions impacting the Company. Stock options, therefore, tie the compensation of executive officers directly to the long-term performance of the Company.

    As a further means to align the interest of management and shareholders, effective January 1, 2000, the Board adopted, and the Company's shareholders approved in May 2000, the MPIP. Participants in the MPIP, including all of the executive officers, have a substantial portion of their compensation tied to the achievement of goals established over three-year periods by the Board.

    The Compensation Committee believes that reasonable severance and post-takeover employment arrangements are often an essential aspect of the terms of employment of executive officers. The Compensation Committee also recognizes the importance to the Company of retaining its executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). The Company is party to a 'change in control' employment agreement and a severance agreement or employment agreement with each of its executive officers, and the Compensation Committee is firmly of the view that the Company and its shareholders have benefited from the protection which such agreements afford its executive officers. The Compensation Committee believes that these employment agreements provide reasonable compensation arrangements and give the Company a high degree of management stability during a period of economic change.

    Internal Revenue Code Section 162(m) disallows a tax deduction for any publicly held corporation for paid remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for performance-based remuneration. In the past, the Company's shareholders have approved amendments to the Company's 1988 Stock Option Plan. The MPIP was approved by the Company's shareholders in 2000. The Compensation Committee will continue to evaluate the impact of the Section 162(m) limitations on an ongoing basis in light of applicable regulations and future events with an objective of achieving deductibility to the extent deemed appropriate.

                                          Roger G. Ackerman, Chairman
                                          James R. Barker
                                          Gerald Grinstein
                                          Carl S. Sloane

REPORT OF AUDIT AND ETHICS COMMITTEE

    In compliance with the requirements of the New York Stock Exchange, the Audit and Ethics Committee of The Pittston Company adopted an Audit and Ethics Committee charter (the 'Charter'), which was approved by the Board of Directors on May 5, 2000. A copy of the Charter was provided as Exhibit A to the 2001 Proxy Statement, and outlines the functions and responsibilities of the Audit and Ethics Committee. In connection with those responsibilities, the Audit and Ethics Committee has:

         Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and KPMG LLP ('KPMG'), the Company's independent auditors;

         Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 regarding required communication by external auditors with audit committees; and

         Received written disclosures and a letter from KPMG regarding KPMG's independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG their independence.

    The Audit and Ethics Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Committee has oversight.

    Based on the Audit and Ethics Committee's review and discussions described above, the Audit and Ethics Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Ronald M. Gross, Chairman
                                          Betty C. Alewine
                                          Marc C. Breslawsky
                                          William F. Craig
                                          Gerald Grinstein
                                          Carl S. Sloane

PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for the Pittston Brink's Group Common Stock ('Pittston Common Stock') outstanding since December 31, 1996, through December 31, 2001, a composite index of peer companies (the 'Custom Composite Index') selected by the Company, the S&P MidCap 400 Index and the S&P MidCap 400 (Commercial and Consumer Services) Index.

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PITTSTON COMMON STOCK,
             THE CUSTOM COMPOSITE INDEX, THE S&P MIDCAP 400 AND THE
           S&P MIDCAP 400 (COMMERCIAL AND CONSUMER SERVICES) INDEX(1)
                           (YEAR ENDING DECEMBER 31)

                                      [GRAPH]


-----------------------------------------------------------------------------------------------------------------
                                       12/31/96   12/31/97   12/31/98   12/31/99   1/14/00    12/31/00   12/31/01
-----------------------------------------------------------------------------------------------------------------
  Pittston Common Stock                  $100       $150       $119       $ 82       $ 82       $ 75       $ 84
-----------------------------------------------------------------------------------------------------------------
  Custom Composite Index                 $100       $146       $178       $165       $181       $162       $209
-----------------------------------------------------------------------------------------------------------------
  S&P MidCap 400 Index                   $100       $132       $158       $181       $182       $212       $211
-----------------------------------------------------------------------------------------------------------------
  S&P MidCap 400 Index (Commercial &
  Consumer Services)                     $100       $130       $174       $124       $122       $165       $167
-----------------------------------------------------------------------------------------------------------------

---------

(1) As a result of the Exchange, the Company now has one class of common stock instead of three separate classes of common stock, each of which was intended to track the performance of certain of the Company's business units. For the line designated as 'Pittston Common Stock' the graph depicts the cumulative return on $100 invested in Pittston Common Stock. For the Custom Composite Index, the S&P MidCap 400 Index and the S&P MidCap 400 Index (Commercial & Consumer Services), cumulative returns are measured on an annual basis for the periods from December 31, 1996 through December 31, 2001, with the value of each index set to $100 on December 31, 1996. Total return assumes reinvestment of dividends. The returns of the component companies included in the Custom Composite Index and the S&P MidCap 400 Index (Commercial & Consumer Services) are weighted according to such company's market capitalization at the beginning of each period. Companies in the Custom Composite Index are as follows: Airborne Freight Corp., Air Express International Corporation (through 1/14/00), Arch Coal Inc., Burns International Services Corp. (through 6/30/00), Circle International Group Inc. (through 9/30/00), Expeditors International Inc., Federal Express Corporation, Protection One Inc., Wackenhut Corporation (Class A), and Westmoreland Coal Co. As of December 31, 2001, companies on the S&P MidCap 400 Index (Commercial & Consumer Services) were as follows: Apollo Group Inc., ChoicePoint, Inc., DeVry Inc., Dun & Bradstreet, Education Management, NCO Group, The Pittston Company, Rollins, Inc., Sotheby's Holdings, Sylvan Learning Systems, United Rentals and Viad Corporation. The Company chose the S&P MidCap 400 Index and the S&P MidCap 400 Index (Commercial & Consumer Services) because the Company is included in each of these indices which measure the performance of the mid-size company segment of the United States market.

                             PROPOSALS OF THE BOARD

    The following proposals are expected to be presented to the meeting. Holders of Pittston Common Stock will have one vote per share.

    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS: in order to be elected, nominees for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and shares held by a broker in 'street name' ('Broker Shares') that are not voted in the election of directors will not be included in determining the number of votes cast.

    PROPOSAL NO. 2  --  APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS: must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and Broker Shares that are not voted on Proposal No. 2 will not be counted in determining the number of votes cast.

                   PROPOSAL NO. 1  --  ELECTION OF DIRECTORS

    In accordance with the Company's charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Messrs. Craig and Grinstein have been nominated for a one-year and two-year term, respectively, in accordance with the company's corporate governance policy regarding the retirement age of directors. Messrs. Dan and Gross, whose current terms do not expire until 2004, have been nominated to serve until 2005 in accordance with the Company's charter and bylaw provisions that each of the classes be as evenly divided as possible.

    The nominees for election as directors are: Mr. William F. Craig for a one-year term expiring in 2003; Mr. Gerald Grinstein for a two-year term expiring in 2004; and Messrs. Marc C. Breslawsky, Michael T. Dan and Ronald M. Gross for a three-year term expiring in 2005.

    The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

    Set forth below is information concerning the age, principal occupation and employment during the past five years, other directorships and positions with the Company of each nominee and director, and the year in which he or she first became a director of the Company.

                                                          NOMINEE FOR ELECTION AS DIRECTOR FOR
                                                            A ONE-YEAR TERM EXPIRING IN 2003

                 [PHOTO]                     WILLIAM F. CRAIG, 70, is a private investor. He served as
                 (1), (3), (4), (6)            Chairman of New Dartmouth Bank until 1994. Mr. Craig has
                                               been a director of the Company since 1974.

                                                          NOMINEE FOR ELECTION AS DIRECTOR FOR
                                                            A TWO-YEAR TERM EXPIRING IN 2004

                 [PHOTO]                     GERALD GRINSTEIN, 69, is non-executive Chairman of Agilent
                 (1), (2), (4), (6)            Technologies, a diversified technology company, and has held that position since 1999. Since 1995, he has also served as a principal in Madrona Investment Group LLC, a private
                                               investment company. Mr. Grinstein served as Chairman and
                                               Chief Executive Officer of Burlington Northern Inc., until his retirement in 1995. From 1997-1999, Mr. Grinstein served as non-executive Chairman of Delta Air Lines, Inc. He is a director of Agilent Technologies, Delta Air Lines, Inc.,
                                               PACCAR Inc. and Vans, Inc. Mr. Grinstein has been a director of the Company since 1998.

                                                         NOMINEES FOR ELECTION AS DIRECTORS FOR
                                                           A THREE-YEAR TERM EXPIRING IN 2005

                 [PHOTO]                     MARC C. BRESLAWSKY, 59, is Chairman and Chief Executive
                 (1), (4), (5), (6)            Officer of Imagistics International Inc., a company engaged in direct sales, service and marketing of enterprise office imaging and document solutions, and has held that position since 2001. Prior thereto, he was President and Chief
                                               Operating Officer of Pitney Bowes Inc., a position he held from 1996 to 2001, and Vice Chairman from 1994 to 1996.
                                               Mr. Breslawsky is a director of Imagistics International
                                               Inc., the United Illuminating Company, C.R. Bard, Inc. and
                                               Cytyc Corporation. He has been a director of the Company
                                               since 1999.

                 [PHOTO]                     MICHAEL T. DAN, 51, is Chairman of the Board, President and
                 (4)                           Chief Executive Officer of the Company. Prior to his
                                               election as President and Chief Executive Officer in
                                               February 1998, Mr. Dan served as President and Chief
                                               Executive Officer of Brink's Holding Company, Inc. beginning in 1995 and President and Chief Executive Officer of
                                               Brink's, Incorporated beginning in 1993. Mr. Dan has been a director of the Company since 1998.

                 [PHOTO]                     RONALD M. GROSS, 68, is Chairman Emeritus of Rayonier Inc., a
                 (1), (3), (4), (6)            global supplier of specialty pulps, timber and wood
                                               products, after retiring as Chairman and Chief Executive
                                               Officer at the end of 1998. Mr. Gross was President and
                                               Chief Operating Officer from 1978, when he joined Rayonier, until 1981; President and Chief Executive Officer from 1981 to 1984; Chairman, President and Chief Executive Officer
                                               from 1984 to 1996; and Chairman and Chief Executive Officer from 1996 to 1998. He is a director of Rayonier Inc. and
                                               Corn Products International Inc. Mr. Gross has been a
                                               director of the Company since 1995.

                                                                  CONTINUING DIRECTORS

                 [PHOTO]                     ROGER G. ACKERMAN, 63, is the retired Chairman and Chief
                 (2), (3), (4), (5)            Executive Officer of Corning Incorporated, a company engaged in specialty glass, ceramics and communications. He retired as Chairman in June 2001. From 1996 through 2000, Mr.
                                               Ackerman served as Chief Executive Officer, prior to which he served as President and Chief Operating Officer from 1992 to 1996. He is a director of Corning Incorporated and
                                               Massachusetts Mutual Life Insurance Company. Mr. Ackerman
                                               has been a director of the Company since 1991. His current term as a director of the Company expires in 2003.

                 [PHOTO]                     BETTY C. ALEWINE, 53, is the retired President and Chief
                 (1), (3), (4), (5)            Executive Officer of COMSAT Corporation, a provider of
                                               global satellite services and digital networking services
                                               and technology. Mrs. Alewine served as President and Chief
                                               Executive Officer of COMSAT from 1996 until August 2000,
                                               when the company was acquired by Lockheed Martin
                                               Corporation. She served as President of COMSAT's largest
                                               operating unit from 1994 to 1996. She is a director of New
                                               York Life Insurance Company, Rockwell Automation
                                               Corporation, the Cancer Research Foundation of America and
                                               the National Symphony Orchestra. Mrs. Alewine has been a
                                               director of the Company since 2000. Her current term as a
                                               director of the Company expires in 2003.

                 [PHOTO]                     JAMES R. BARKER, 66, is Chairman of The Interlake Steamship
                                               Co., vessel owners and operators of self unloaders. He is
                 (2), (3), (4), (5)            also Vice Chairman of Mormac Marine Group, Inc., vessel
                                               owners of oil product carriers, and Moran Towing Corp., tug and barge owners and operators. He is a director of Verizon
                                               Communications. Mr. Barker has been a director of the
                                               Company since 1993. His current term as director expires in
                                               2004.

                 [PHOTO]                     JAMES L. BROADHEAD, 66, is the retired Chairman and Chief
                 (3), (4), (5), (6)            Executive Officer of FPL Group, Inc., a public utility
                                               holding company. He served as Chief Executive Officer and
                                               Chairman of FPL Group, Inc. from 1989 and 1990,
                                               respectively, until his retirement in December 2001. He is a director of Delta Air Lines, Inc. and New York Life
                                               Insurance Company. Mr. Broadhead has been a director of the
                                               Company since 1983. His current term as a director of the
                                               company expires in 2004.

                 [PHOTO]                     CARL S. SLOANE, 65, is a private consultant and the Ernest L.
                 (1), (2), (4), (6)            Arbuckle Professor of Business Administration, Emeritus at
                                               Harvard University, Graduate School of Business
                                               Administration. From 1991 to 2000, he served as the Ernest
                                               L. Arbuckle Professor of Business Administration at Harvard
                                               University, Graduate School of Business Administration. He
                                               is a director of Rayonier Inc., Ionics, Inc. and Sapient
                                               Corporation. Mr. Sloane has been a director of the Company since 1998. His current term as a director of the Company
                                               expires in 2003.

---------
(1) Audit and Ethics Committee
(2) Compensation and Benefits Committee
(3) Corporate Governance and Nominating Committee
(4) Executive Committee
(5) Finance Committee
(6) Pension Committee

RECOMMENDATION OF THE BOARD
          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

    Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of Pittston Common Stock beneficially owned by them at January 31, 2002, was as follows:

NAME OF INDIVIDUAL                                  NUMBER OF SHARES
OR IDENTITY OF GROUP                               BENEFICIALLY OWNED(a)  PERCENT OF CLASS
--------------------                               --------------------   ----------------
R. G. Ackerman...................................           20,625(b)             *
B. C. Alewine....................................            6,550(b)             *
J. R. Barker.....................................           30,995(b)             *
M. C. Breslawsky.................................           21,003(b)             *
J. L. Broadhead..................................           19,219(b)             *
W. F. Craig......................................           31,287(b)             *
M. T. Dan........................................          465,926(c)             *
G. Grinstein.....................................           21,003(b)             *
R. M. Gross......................................           28,382(b)             *
J. B. Hartough...................................          114,342(c)             *
F. T. Lennon.....................................          148,774(c)             *
A. F. Reed.......................................          115,749(c)(d)          *
R. T. Ritter.....................................           80,257(c)             *
C. S. Sloane.....................................           22,135(b)             *
14 nominees, directors and executive officers as
  a group........................................        1,126,247               2.1%

---------

* Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of Pittston Common Stock. None of such individuals beneficially owns more than approximately 1% of the outstanding Pittston Common Stock. None of such individuals owns any of the Company's $31.25 Series C Cumulative Convertible Preferred Stock or the depositary shares relating thereto.

(a) Includes shares of Pittston Common Stock which could be acquired within 60 days after January 31, 2002, upon the exercise of options granted pursuant to the Company's stock option plans, as follows:

    Mrs. Alewine............................................    5,034
    Mr. Barker..............................................   24,905
    Mr. Dan.................................................  344,882
    Mr. Gross...............................................   22,624
    Mr. Hartough............................................   72,182
    Mr. Lennon..............................................   89,870
    Mr. Reed................................................   80,704
    Mr. Ritter..............................................   46,046
    Each of Messrs. Ackerman, Broadhead and Craig...........   13,488
    Each of Messrs. Breslawsky, Grinstein and Sloane........   18,879
    All nominees, directors and executive officers as a
     group (14 persons).....................................  783,348

(b) Includes Common Stock Units representing shares of Pittston Common Stock, rounded to the nearest whole Common Stock Unit, credited to each Director's account under the Company's Directors' Stock Accumulation Plan on or prior to January 31, 2002, as follows:

    Mr. Ackerman............................................    3,879
    Mrs. Alewine............................................    1,516
    Mr. Barker..............................................    4,832
    Mr. Broadhead...........................................    4,473
    Mr. Craig...............................................    5,222
    Mr. Gross...............................................    5,129
    Mr. Sloane..............................................    2,473
    Each of Messrs. Breslawsky and Grinstein................    2,124

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(c) Includes Common Stock Units representing shares of Pittston Common Stock, rounded to the nearest whole Common Stock Unit, credited to respective accounts under the Company's Key Employees' Deferred Compensation Program on or prior to January 31, 2002, as follows:

    Mr. Dan.................................................   95,882
    Mr. Hartough............................................   24,211
    Mr. Lennon..............................................   40,160
    Mr. Reed................................................   26,742
    Mr. Ritter..............................................   26,775

   Non-employee directors do not participate in the Company's Key Employees' Deferred Compensation Program.

(d) Includes 102 shares of Pittston Common Stock held jointly by Mr. Reed with his son, 222 shares of Pittston Common Stock held jointly by Mr. Reed with his daughter, and 4,441 shares of Pittston Common Stock held jointly by Mr. Reed with his wife.

    The following table sets forth the only persons known to the Company to be deemed beneficial owners of more than five percent of the outstanding Pittston Common Stock at December 31, 2001:

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                      ----------------                        ------------------   --------
David J. Greene and Company, LLC
  599 Lexington Avenue
  New York, NY 10022........................................      4,758,159(a)      8.77%

JP Morgan Chase Bank, as Directed Trustee
  under The Pittston Company Employee Benefits Trust
  4 New York Plaza, 2nd Floor
  New York, NY 10004........................................      3,103,072(b)      5.71%

Sterling Capital Management LLC
  Sterling MGT, Inc.
  Eduardo A. Brea
  Alexander W. McAlister
  David M. Ralston
  Brian R. Walton
  Mark Whalen
  301 S. College Street, Suite 3200
  Charlotte, NC 28202.......................................      3,327,479(c)      6.1%

---------

(a) According to a report on Schedule 13G, dated February 15, 2002, filed with the SEC by David J. Greene and Company, LLC, an investment adviser registered under the Investment Advisers Act of 1940, David J. Greene and Company, LLC, had sole voting power over 271,850 shares of Pittston Common Stock, shared voting power over 2,286,376 shares of Pittston Common Stock, sole dispositive power over 271,850 shares of Pittston Common Stock and shared dispositive power over 4,486,309 shares of Pittston Common Stock.

(b) According to a report on Schedule 13G, dated February 8, 2002, filed with the SEC by JP Morgan Chase Bank, as Directed Trustee (the 'Trustee') under The Pittston Company Employee Benefits Trust Agreement, as amended (the 'Trust Agreement'), has shared voting power and shared dispositive power over the shares. The Company and The Chase Manhattan Bank entered into the Trust Agreement and created The Pittston Company Employee Benefits Trust in December 1992 to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee benefit plans of the Company, particularly those providing for the acquisition by employees of shares of Pittston Common Stock. The Trust Agreement was subsequently amended in 1993, 1996, 1998, 1999 and 2001 to provide for additional shares to be issued under the Trust. The Trust Agreement provides that shares held by the Trustee shall be voted in the same proportion and manner as shares of Pittston Common Stock held in accounts of participants in the Company's Savings-Investment Plan (the 'SIP') and also provides for a similar procedure in the case of a tender or exchange offer for shares of Pittston Common Stock. Such participants direct the voting or tender of shares held in their SIP accounts. In the report, the Trustee disclaimed beneficial ownership.

(c) According to a report on Schedule 13G, dated February 6, 2002, filed with the SEC by Sterling Capital Management LLC ('Sterling'), an investment adviser registered under the Investment Advisers Act of 1940, on behalf of itself, Sterling MGT, Inc., the Manager of Sterling ('Sterling Management'), and Messrs. Brea, McAlister, Ralston, Walton and Whalen, controlling shareholders of Sterling Management, Sterling had through such entities sole voting power over no shares of Pittston Common Stock, shared voting power over 3,327,479 shares of Pittston Common Stock, sole dispositive power over no shares of Pittston Common Stock and shared dispositive power over 3,327,479 shares of Pittston Common Stock.

                 PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has, subject to shareholder approval, selected KPMG as the Company's independent public accountants for the year 2002 and recommends approval of such selection by the shareholders. KPMG served in this capacity for the year 2001. One or more representatives of KPMG are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    Pursuant to the Securities and Exchange Commission's rules regarding auditor independence, the Company makes the following disclosures:

AUDIT FEES

    The Company expects to be billed approximately $1,709,000 in the aggregate by KPMG for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the Company's financial statements included in the Company's Forms 10-Q for the same fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company was billed $0 in the aggregate by KPMG for financial information systems design and implementation services rendered during the fiscal year ended December 31, 2001.

ALL OTHER FEES

    The Company was billed approximately $2,365,000 in the aggregate by KPMG for all other services rendered during the fiscal year ended December 31, 2001. These fees covered audit related and non-audit related (tax and management assurance) services. Audit related services consisted of international statutory audits of the Company's subsidiaries, assistance in preparation of statutory financial statements, audits of employee benefit plans and other miscellaneous assurance related services, all of which totaled approximately $1,656,000 billed to the Company. Tax related services consisted of international statutory tax return services, executive tax services, tax planning and other miscellaneous tax related services, all of which totaled approximately $632,000 billed to the Company. Management assurance services consisted of assisting in the development of an information technology audit program for the Company, all of which totaled approximately $77,000 billed to the Company.

CONSIDERATION OF AUDITOR INDEPENDENCE

    In connection with Securities and Exchange Commission rules regarding auditor independence, the Audit and Ethics Committee has considered whether financial information systems design and implementation services and other non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence.

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
            FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                              -------------------
                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

    To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company's bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Secretary of the Company, stating in detail the qualifications of such nominees for consideration by the Corporate Governance Committee of the Board. The Company's bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 2003 annual meeting or bring other business (including any proposal intended for inclusion in the Company's proxy materials) before the 2003 annual meeting, notice must be given to the Secretary of the Company between September 30, 2002, and November 29, 2002, inclusive. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other specified matters.

    Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary.

                                 OTHER MATTERS

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Pittston Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Georgeson Shareholder Communications Inc. to perform various proxy advisory and solicitation services. The fee of Georgeson Shareholder Communications Inc. in connection with the 2002 annual meeting is currently estimated to be approximately $15,000, plus reimbursement of out-of-pocket expenses.

                                                      AUSTIN F. REED
                                                      Secretary
March 29, 2002

                                   Appendix I

                              THE PITTSTON COMPANY

    Proxy/Voting Direction Card Solicited on Behalf of the Board of Directors
                 for Annual Meeting of Shareholders, May 3, 2002

The undersigned hereby appoints Michael T. Dan, Austin F. Reed and Robert T. Ritter and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Pittston Company at the Annual Meeting of Shareholders to be held on May 3, 2002, at 1:00 p.m., Eastern Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.

This Proxy/Voting Direction Card also will serve as a direction to the Funding Agent of the Company's Savings-Investment Plan and the Recordkeeper of the Company's 1994 Employee Stock Purchase Plan to vote all shares in The Pittston Company credited to the account of the undersigned. The Funding Agent will vote:
(1) as the undersigned specifies on the back of this card; (2) proportionately with the shares as to which directions by other Plan participants shall have been received, to the extent that the undersigned has not timely directed the manner in which such shares shall be voted; and (3) as the Funding Agent decides on any other matter.

If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.


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SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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--------------------------------------------------------------------------------

---   Please mark
 X    votes as in
---   this example.

         The Board of Directors Recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Item 2.

                                               FOR all      WITHHELD for all
                                               Nominees         Nominees

1.     Election of the following nominees:       |_|              |_|
       Nominees: (01) William F. Craig,
       (02) Gerald Grinstein, (03) Marc C. Breslawsky,
       (04) Michael T. Dan and (05) Ronald M. Gross

|_|    -------------------------------------------------
For all nominees, except for those nominees listed above


                                          FOR    AGAINST   ABSTAIN
2.     Approval of KPMG LLP               |_|       |_|      |_|
       as independent public accountants.


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:_______________  Date:______  Signature:_______________  Date_______